UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COMMERCE UNION BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Tennessee	37-1641316
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1736 Carothers Parkway, Suite 100
Brentwood, Tennessee	37027
(Address of Principal Executive Offices)	(Zip Code)

Commerce Union Bancshares, Inc. 2015 Equity Incentive Plan

Amended and Restated Commerce Union Bancshares, Inc. Stock Option Plan

(Full title of the plan)

William Ronald DeBerry 1736 Carothers Parkway, Suite 100 Brentwood, Tennessee 37207	with a copy to: Elizabeth W. Sims, Esq. Butler Snow LLP 150 3rd Avenue South, Suite 1600 Nashville, Tennessee 37201

(Name and address of agent for service)

(615) 384-3357

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered (1)(2)	Proposed maximum offering price per share	Proposed maximum aggregate offering Price	Amount of registration fee (3)
Common stock, $1.00 par value	2,150,000	$13.10	$28,165,000	$3,272.77

(1)	900,000 shares of Commerce Union Bancshares, Inc. common stock are covered under the Commerce Union Bancshares, Inc. 2015 Equity Incentive Plan, and up to 1,250,000 shares of common stock are covered under the Amended and Restated Commerce Union Bancshares, Inc. Stock Option Plan.
(2)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Amended and Restated Commerce Union Bancshares, Inc. Stock Option Plan described herein.
(3)	In accordance with Rule 457(h), the proposed maximum offering price per share has been calculated by taking the average of the high and low prices reported as of September 24, 2015, being $13.20 and $13.00, respectively.

EXPLANATORY NOTE

The purpose of this Form S-8 Registration Statement (the “Registration Statement”) is to register an aggregate of 2,150,000 Commerce Union Bancshares, Inc. (the “Company” or “Registrant”) common stock, par value $1.00 per share (the “Common Stock”) that may be offered under the Commerce Union Bancshares, Inc. 2015 Equity Incentive Plan (the “Incentive Plan”) or the Amended and Restated Commerce Union Bancshares, Inc. Stock Option Plan (the “Option Plan”) in the respective amounts described above.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in “Item 1. Plan Information” and “Item 2. Registrant Information and Employee Plan Annual Information” of Form S-8 will be sent or given to participants of the Option Plan and the Incentive Plan, respectively, as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents, which have been filed with the Commission by the Company, are incorporated in this Registration Statement by reference:

1.	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed on March 31, 2015;

2.	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the annual report referred to in (a) above.

3.	The description of the Company’s securities as contained in the Company’s Registration Statement on Form S-4 filed by the Registrant on July 3, 2014 (File No. 333-197248), and any amendments, reports or other filings filed with the Commission for the purpose of updating such description.

Additionally, all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Act (other than any such documents or portions thereof that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, unless otherwise indicated therein, including any exhibits included with such Items), prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement in this Registration Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein or in any subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Tennessee Business Corporation Act (the “Corporation Act”) provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if (i) the director or officer acted in good faith, (ii) in the case of conduct in his or her official capacity with the corporation, the director or officer reasonably believed such conduct was in the corporation’s best interest, (iii) in all other cases, the director or officer reasonably believed that his or her conduct was not opposed to the best interest of the corporation, and (iv) in connection with any criminal proceeding, the director or officer had no reasonable cause to believe that his or her conduct was unlawful. In actions brought by or in the right of the corporation, however, the Corporation Act provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as an officer or director of a corporation, the Corporation Act mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. The Corporation Act also provides that in connection with any proceeding charging improper personal benefit to an officer or director, no indemnification may be made if such officer or director is adjudged liable on the basis that personal benefit was improperly received. Notwithstanding the foregoing, the Corporation Act provides that a court of competent jurisdiction, upon application, may order that an officer or director be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, notwithstanding the fact that (i) such officer or director was adjudged liable to the corporation in a proceeding by or in right of the corporation, (ii) such officer or director was adjudged liable on the basis that personal benefit was improperly received by him; or (iii) such officer or director breached his duty of care to the corporation.

The Corporation Act also empowers a corporation to provide insurance for directors and officers against liability arising out of their positions, even though the insurance coverage may be broader than the corporation’s power to indemnify. The Company maintains directors’ and officers’ liability insurance for the benefit of its directors and officers.

Section 8 of the Company’s Amended and Restated Charter, as amended, provides that directors and officers shall not, to the fullest extent permitted by law, be personally liable to the Company or its shareholders for monetary damages for breach of any fiduciary duty as a director, except in the case of (i) a breach of the director’s duty of loyalty to the Company or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) under Section 48-18-302 of the Corporation Act with respect to unlawful distributions.

The Company’s bylaws provide that the Company will indemnify, to the fullest extent authorized by the Corporation Act and applicable federal law or regulations, any person who is made a party to or is involved in any proceeding by reason of the fact that he or she is or was a director or officer of the Company, provided that the basis of such proceeding is alleged action in an official capacity as a director or officer.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the provisions discussed above, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Certain rules of the Federal Deposit Insurance Corporation limit the ability of certain depository institutions, their subsidiaries and their affiliated depository institution holding companies to indemnify affiliated parties, including institution directors. In general, subject to the ability to purchase directors and officers liability insurance and to advance professional expenses under certain circumstances, the rules prohibit such institutions from indemnifying a director for certain costs incurred with regard to an administrative or enforcement action commenced by any federal banking agency that results in a final order or settlement pursuant to which the director is assessed a civil money penalty, removed from office, prohibited from participating in the affairs of an insured depository institution or required to cease and desist from or take an affirmative action described in Section 8(b) of the Federal Deposit Insurance Act (12 U.S.C. § 1818(b)).

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.	EXHIBITS.

For a list of all exhibits filed or included as part of this Registration Statement, see “Exhibit Index” at the end of this Registration Statement.

ITEM 9.	UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; or

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that the undertakings set forth in subparagraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in this registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, Tennessee, on this the 29th day of September, 2015.

COMMERCE UNION BANCSHARES, INC.

/s/ William Ronald DeBerry
William Ronald DeBerry
Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of the Company, do hereby severally constitute and appoint William Ronald DeBerry and J. Daniel Dellinger, and each of them, as our true and lawful attorney and agent, to do any and all things and acts in our names in the capacities indicated below and to execute any and all instruments for us and in our names in the capacities indicated below which said William Ronald DeBerry or J. Daniel Dellinger may deem necessary or advisable to enable Commerce Union Bancshares, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-8 relating to the offering of the Company’s Common Stock, including specifically, but not limited to, power and authority to sign, for any of us in our names in the capacities indicated below, the Registration Statement and any and all amendments (including posteffective amendments) thereto; and we hereby ratify and confirm all that said William Ronald DeBerry and J. Daniel Dellinger, and each of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities indicated as of September 30, 2015.

/s/ William Ronald DeBerry William Ronald DeBerry Chief Executive Officer (Principal Executive Officer)	Date: September 30, 2015

/s/ J. Daniel Dellinger J. Daniel Dellinger Chief Financial Officer (Principal Financial Officer)	Date: September 30, 2015

/s/ DeVan D. Ard, Jr. DeVan D. Ard, Jr. President	Date: September 30, 2015

/s/ Michael S. McKewon Michael S. McKewon Chief Accounting Officer	Date: September 30, 2015

/s/ Homayoun Aminmadani Homayoun Aminmadani Director	Date: September 30, 2015

/s/ DeVan D. Ard, Jr. DeVan D. Ard, Jr. Director	Date: September 30, 2015

/s/ Charles Trimble Beasley Charles Trimble Beasley Director	Date: September 30, 2015

/s/ John Lewis Bourne John Lewis Bourne Director	Date: September 30, 2015

/s/ Sharon H. Edwards Sharon H. Edwards Director	Date: September 30, 2015

/s/ Farzin Ferdowsi Farzin Ferdowsi Director	Date: September 30, 2015

/s/ Darrell S. Freeman, Sr. Darrell S. Freeman, Sr. Director	Date: September 30, 2015

/s/ James Gilbert Hodges James Gilbert Hodges Director	Date: September 30, 2015

/s/ James R. Kelley James R. Kelley Director	Date: September 30, 2015

/s/ Don Richard Sloan Don Richard Sloan Director	Date: September 30, 2015

EXHIBIT INDEX

Exhibit No.	Description
4.1	Amended and Restated Charter of Commerce Union Bancshares, Inc. (1)
4.2	Articles of Amendment to the Amended and Restated Charter of Commerce Union Bancshares, Inc. (2)
4.3	Amended and Restated Bylaws of Commerce Union Bancshares, Inc. (3)
4.4	Commerce Union Bancshares, Inc. Amended and Restated Stock Option Plan (4)
4.5	2015 Equity Incentive Plan (5)
5.1*	Opinion of Butler Snow LLP as to legality, including consent
23.1*	Consent of Maggart & Associates, P.C.
23.2*	Consent of KraftCPAs PLLC
23.3*	Consent of Butler Snow LLP (contained in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page)

*Filed herewith

(1)	Incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-4 filed on July 3, 2014 (File No. 333-197248).
(2)	Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on April 6, 2015.
(3)	Incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-4 filed on July 3, 2014 (File No. 333-197248).
(4)	Incorporated by reference to Appendix E to the Company’s Registration Statement on Form S-4 filed July 4, 2014 (File No. 333-197248).
(5)	Incorporated by reference to Appendix A to the Company’s Proxy Statement on Schedule 14A filed May 14, 2015.